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                                                                    EXHIBIT (11)



                                   ECOLAB INC.

           COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                          (thousands, except per share)

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

                                                                                    Year Ended December 31,
                                                                 -------------------------------------------------------------
                                                                   1994         1993         1992        1991          1990
                                                                 --------     --------     --------    ---------     --------

Income From Continuing Operations
  Income from continuing operations                              $ 84,562     $ 82,772     $ 71,488    $  63,239     $ 65,724
  Convertible preferred stock dividends                                --           --           --       (4,064)      (7,700)
                                                                 --------     --------     --------    ---------     --------
  Income from continuing operations
    available to common shareholders -
    primary earnings per share computation                         84,562       82,772       71,488       59,175       58,024
        After-tax effect of interest on
          the 5-1/8% Convertible
          Subordinated Debentures due in 1991                          --           --           --           13           33
                                                                 --------     --------     --------    ---------     --------
  Income from continuing operations available to
   common shareholders - fully diluted earnings
   per share computation                                         $ 84,562     $ 82,772     $ 71,488    $  59,188     $ 58,057
                                                                 --------     --------     --------    ---------     --------
                                                                 --------     --------     --------    ---------     --------

Discontinued Operations
  Income (loss) from discontinued operations -
    primary and fully diluted earnings per
    share computation                                           $      --    $      --    $      --    $(274,693)    $ (4,408)
                                                                 --------     --------     --------    ---------     --------
                                                                 --------     --------     --------    ---------     --------

Extraordinary (Loss) Related to Retirement of
  Debt - primary and fully diluted earnings
  per share computation                                         $      --     $ (4,018)   $      --   $       --    $      --
                                                                 --------     --------     --------    ---------     --------
                                                                 --------     --------     --------    ---------     --------

Cumulative Effect of the Change in Accounting
  for Income Taxes - primary and fully diluted
  earnings per share computation                                $      --     $  4,733    $      --   $       --    $      --
                                                                 --------     --------     --------    ---------     --------
                                                                 --------     --------     --------    ---------     --------

Cumulative Effect of the Change in Accounting
  for Postretirement Health Care Benefits -
  primary and fully diluted earnings per
  share computation                                             $      --    $      --    $      --    $ (24,560)   $      --
                                                                 --------     --------     --------    ---------     --------
                                                                 --------     --------     --------    ---------     --------

Net Income (Loss)
  Net income (loss)                                              $ 84,562     $ 83,487     $ 71,488    $(236,014)    $ 61,316
  Convertible preferred stock dividends                                --           --           --       (4,064)      (7,700)
                                                                 --------     --------     --------    ---------     --------
  Net income (loss) available to common shareholders -
    primary earnings per share computation                         84,562       83,487       71,488     (240,078)      53,616
      After-tax effect of interest on
        the 5-1/8% Convertible Subordinated
        Debentures due in 1991                                         --           --           --           --           33
                                                                 --------     --------     --------    ---------     --------
  Net income (loss) available to common shareholders -
    fully diluted earnings per share computation                 $ 84,562     $ 83,487     $ 71,488    $(240,078)    $ 53,649
                                                                 --------     --------     --------    ---------     --------
                                                                 --------     --------     --------    ---------     --------

Average shares outstanding - primary
  earnings per share computation and fully
  diluted (loss) per share computation                             67,550       67,528       67,204       58,525       51,649

  Shares assumed outstanding for the
    5-1/8% Convertible Subordinated
    Debentures due in 1991                                             --           --           --           48          120
  Additional shares outstanding, assuming
    exercise of dilutive stock options and
    acquisition of treasury shares at
    higher of the average or ending
    market price                                                    1,103        1,351        1,022          614          374
                                                                 --------     --------     --------    ---------     --------

Average shares outstanding - fully
  diluted earnings per share computation                           68,653       68,879       68,226       59,187       52,143
                                                                 --------     --------     --------    ---------     --------
                                                                 --------     --------     --------    ---------     --------

Income (Loss) Per Common Share
  Primary
    Continuing operations                                        $   1.25     $   1.23     $   1.06    $    1.01     $   1.12
    Discontinued operations                                            --           --           --        (4.69)       (0.09)
    Extraordinary loss                                                 --        (0.06)          --           --           --
    Changes in accounting principles                                   --         0.07           --        (0.42)          --
      Net income (loss)                                          $   1.25     $   1.24     $   1.06    $   (4.10)    $   1.04

  Fully diluted
    Continuing operations                                        $   1.23     $   1.20     $   1.05    $    1.00     $   1.11
    Discontinued operations                                            --           --          --         (4.69)       (0.08)
    Extraordinary loss                                                 --        (0.06)          --           --           --
    Changes in accounting principles                                   --         0.07           --        (0.42)          --
      Net income (loss)                                          $   1.23     $   1.21     $   1.05    $   (4.10)    $   1.03

Fully diluted income per share amount for 1990 does not include the assumed conversion of the Company's Series A Cumulative Convertible Preferred Stock as such assumed conversion was anti-dilutive. The Preferred Stock was converted into the company's common stock in July 1991.

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